UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2016

Date of Report (Date of Earliest Event Reported)

CFCRE 2016-C4 Mortgage Trust

(Exact name of issuing entity)

Cantor Commercial Real Estate Lending, L.P.

(Exact name of sponsor as specified in its charter)

Société Générale

(Exact name of sponsor as specified in its charter)

Benefit Street Partners CRE Finance LLC

(Exact name of sponsor as specified in its charter)

CCRE Commercial Mortgage Securities, L.P.

(Exact name of registrant as specified in its charter)

Delaware	333-207567-02	27-5333184
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

110 East 59th Street

New York, New York

(Address of principal executive offices)

(212) 915-1700

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends the Current Report on Form 8-K (the “Form 8-K”), dated and filed as of November 29, 2016, with respect to CFCRE 2016-C4 Mortgage Trust. The purpose of this amendment is to make clerical and minor revisions to the agreement previously filed as Exhibit 4.1 (the “CFCRE 2016-C6 Pooling and Servicing Agreement”). Effective upon the filing of this Form 8-K/A, Exhibit 4.1 of the Form 8-K is replaced and superseded in its entirety by Exhibit 4.1 to this Form 8-K/A. Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the CFCRE 2016-C6 Pooling and Servicing Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 4.1	Pooling and Servicing Agreement, dated as of November 1, 2016, among CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as Potomac Mills special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, custodian and paying agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CCRE COMMERCIAL MORTGAGE SECURITIES, L.P. (Registrant)

Date: December 16, 2016
	By:	/s/ Anthony Orso
Name: Anthony Orso
Title: Principal Executive Officer

INDEX TO EXHIBITS

Item 601(a) of Regulation S-K Exhibit No.	Description	Paper (P) or Electronic (E)
4.1	Pooling and Servicing Agreement, dated as of November 1, 2016, among CCRE Commercial Mortgage Securities, L.P., as depositor, Wells Fargo Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, AEGON USA Realty Advisors, LLC, as Potomac Mills special servicer, Park Bridge Lender Services LLC, as operating advisor and as asset representations reviewer, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as certificate administrator, custodian and paying agent.	(E)